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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report: September 26, 1996
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                          Lowrance Electronics, Inc.
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            (Exact name of Registrant as specified in its charter)



         Delaware                   0-15240                 440624411
----------------------------      -----------           ------------------
(State or other jurisdiction      (Commission              (IRS Employer
     of incorporation)            File Number)          Identification No.)



                            12000 East Skelly Drive
                                Tulsa, Oklahoma                   74128
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                   (Address of principal executive offices)     (Zip Code)

      Registrant's telephone number, including area code:  (918) 437-6881
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                          LOWRANCE ELECTRONICS, INC.

                                F O R M   8 - K

                                CURRENT REPORT
                          For the Event Occurring on
                                August 30, 1996


Item 1.   Changes in Control of Registrant.
------    --------------------------------

          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
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          Not applicable.

Item 3.   Bankruptcy or Receivership.
------    --------------------------

          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.
------    ---------------------------------------------

          Not applicable.

Item 5.   Other Events - Lease of Mexican Manufacturing Facility.
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          For several years, the Company's manufacturing facility in Tulsa,
          Oklahoma has been fully utilized. As a result, in 1993, due to continuing sales growth, the Company expanded its capacity by leasing a 25,000 square foot manufacturing plant in Ensenada, Mexico. In 1995, the Company again expanded its manufacturing operations by increasing its leased space in Tulsa, Oklahoma from 30,000 square feet to 79,000 square feet, which the Company uses for warehousing, shipping and manufacturing. The Company expects its unit sales to continue to grow as the Company expands its Global Positioning System (GPS) product offerings into the marine marketplace as well as into new aviation and land-based recreational markets. To accommodate the expected growth, on August 30, 1996 the Company entered into a new long-term lease for a newly completed 88,000 square foot manufacturing facility in Ensenada, Mexico

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          which the Company expects to have operational by October, 1996. The
          Company will surrender its existing 25,000 sq. ft. lease in Ensenada in January 1997 and integrate its existing employees, approximately 150, and manufacturing production with expanded sonar and GPS manufacturing operations into the new plant where employment is expected to reach 400 full-time employees during 1997. In addition, the Company expects to continue to employ approximately 170 full-time manufacturing workers during 1997 in its Tulsa facilities where it will continue to utilize 52,000 square feet of manufacturing space.

          The Company executed two lease agreements for the new facility on August 30, 1996. The first lease is for the 88,000 square foot building which was built to the Company's specifications and the second lease is for approximately 4.5 acres of land on which the building is located. Both leases commence on October 1, 1996, and run for a term of ten years, ending on September 30, 2006. In addition, the Company has the right to renew the leases under the same conditions for up to 20 additional years. The total payments under the leases are $46,500 per month for the first 24 months and thereafter, increased by a fixed inflationary factor of 3% per year. The Company also has a one year option to lease all or part of the adjoining 6.2 acre tract of undeveloped land. The initial lease land rental payment is approximately $1,700 per acre per month. Additionally, the Company has the option any time after October 1, 1999, to purchase the building and the 4.5 acres it is located on, along with any part of the undeveloped land the Company elects to lease until the lease agreements terminate, including renewal options. The fixed purchase price for the building and the 4.5 acres is $4,142,000 and the price of the undeveloped land is approximately $200,000 per acre during the period from October 1, 1999, to September 30, 2000; thereafter, the option purchase price for the building and land is escalated by 3% per year.


Item 6.   Resignations of Registrant's Directors.
          --------------------------------------

          Not applicable.

Item 7.   Financial Statements and Exhibits.
------    ---------------------------------

          Not applicable.

Item 8.   Change in Fiscal Year.
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          Not applicable.

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                                  SIGNATURES
                                  ----------


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 LOWRANCE ELECTRONICS, INC.



                                 By: /s/  Darrell J. Lowrance
                                    --------------------------------
Date:  September 26, 1996           President and Chief
                                    Executive Officer

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